UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

ITEM 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On January 28, 2016, the Compensation and Nominating Committee of the Board of Directors of the Company approved the terms of the Company’s Executive Officer Management Incentive Plan for 2016. The Executive Officer Management Incentive Plan for 2016 provides eligible participants, including executive officers of the Company, with the opportunity to earn a bonus equal to 25% of the executive officer’s base salary as of January 1, 2016 multiplied by a multiplier based on the Company’s annual return on average tangible equity (“ROATE”) for 2016. The targeted range for the Company’s ROATE for 2016 is 10.00 to 10.99 percent. If the Company’s actual ROATE for 2016 is within this targeted range, each executive officer will receive an incentive payment equal to 25% of their respective annual base salary as of January 1, 2016 (the “Targeted Incentive”).

If the Company’s actual ROATE for 2016 is greater than the targeted range, executive officers will be eligible to receive an incentive that is greater than the Targeted Incentive; conversely, if the Company’s actual ROATE for 2016 is less than the targeted range, executive officers will be eligible to receive an incentive that is less than the Targeted Incentive.

A copy of the Executive Officer Management Incentive Plan for 2016 is included as Exhibit 10.1 and is incorporated herein by reference. The above summary is qualified in its entirety by reference to the Executive Officer Management Incentive Plan for 2016 attached as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

 ITEM 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Officer Management Incentive Plan for 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

SUMMIT FINANCIAL GROUP, INC.

Date: February 3, 2016	By: /s/ Julie R. Markwood
Julie R. Markwood
Vice President &
Chief Accounting Officer